UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance AdvMicrDev LightningSpread™ Income ETF
Defiance AAPL LightningSpread™ Income ETF
Defiance Blkstne LightningSpread™ Income ETF
Defiance CRCL LightningSpread™ Income ETF
Defiance COIN LightningSpread™ Income ETF
Defiance FcBk LightningSpread™ Income ETF
Defiance MSTR LightningSpread™ Income ETF
Defiance NVDA LightningSpread™ Income ETF
Defiance ORCL LightningSpread™ Income ETF
Defiance PLTR LightningSpread™ Income ETF
Defiance TSLA LightningSpread™ Income ETF
Defiance Bitcoin LightningSpread™ Income ETF
Defiance Ethereum LightningSpread™ Income ETF
Defiance Gold LightningSpread™ Income ETF
Defiance Gold Miners LightningSpread™ Income ETF
Defiance Silver LightningSpread™ Income ETF
Defiance Solana LightningSpread™ Income ETF
Defiance XRP LightningSpread™ Income ETF	Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.
Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 527 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-002848) on February 9, 2026, which is incorporated herein by reference.

The Trust currently consists of 386 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance AdvMicrDev LightningSpread™ Income ETF
Defiance AAPL LightningSpread™ Income ETF
Defiance Blkstne LightningSpread™ Income ETF
Defiance CRCL LightningSpread™ Income ETF
Defiance COIN LightningSpread™ Income ETF
Defiance FcBk LightningSpread™ Income ETF
Defiance MSTR LightningSpread™ Income ETF
Defiance NVDA LightningSpread™ Income ETF
Defiance ORCL LightningSpread™ Income ETF
Defiance PLTR LightningSpread™ Income ETF
Defiance TSLA LightningSpread™ Income ETF
Defiance Bitcoin LightningSpread™ Income ETF
Defiance Ethereum LightningSpread™ Income ETF
Defiance Gold LightningSpread™ Income ETF
Defiance Gold Miners LightningSpread™ Income ETF
Defiance Silver LightningSpread™ Income ETF
Defiance Solana LightningSpread™ Income ETF
Defiance XRP LightningSpread™ Income ETF	41-3014191 41-2915285 41-2990605 41-2915359 41-2962179 41-2962019 41-2990448 41-2885854 41-2915318 41-2962132 41-2990566 41-3774531 41-3649452 41-3680999 41-3747041 41-3649540 41-3681054 41-3715544

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of December 15, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 513, as filed with the SEC on January 13, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

February 10, 2026

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	Principal Executive Officer